Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 8, 2022, is entered into by and among Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), and the parties listed on Schedule I hereto (each, an “Investor,” and collectively, the “Investors”).
RECITALS
WHEREAS, the Investors have, pursuant to the terms of the Purchase Agreement (as defined herein), agreed to purchase: (i) an aggregate of 300,000 shares of the Company’s 4.75% Series B Cumulative Perpetual Preferred Stock, par value $0.0001 per share and liquidation preference $1,000 per share (the “Preferred Stock”); and (ii) an aggregate of 13,043,478 warrants (the “Warrants”) to purchase Common Stock of the Company, par value $0.0001 per share (the “Common Stock”);
WHEREAS, it is a condition to the closing of the transactions contemplated by the Purchase Agreement that the Company and the Investors enter into this Agreement in order to grant the Investors certain registration rights with respect to the Preferred Stock and the Common Stock issuable upon the exercise of the Warrants; and
WHEREAS, the Company and the Investors desire to define the registration rights of the Investors on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
Article I.Definitions.
For purposes of this Agreement, the following terms have the following meanings:
“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.
“Blackout Period” means any period during which, in accordance with Article IV, the Company is not required to effect the filing of a Registration Statement or is entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement.
“Business Day” means any day, other than a Saturday or Sunday, on which national banking institutions in New York, New York, are open.
“Common Stock” has the meaning ascribed to such term in the Recitals to this Agreement.
“Company” has the meaning ascribed to such term in the Preamble to this Agreement.
“Control” has the meaning ascribed to such term in Rule 405 under the Securities Act (and “Controlled” and “Controlling” shall have correlative meanings); provided, however, that no Person will be deemed to Control another Person solely by his or her status as a director of such other Person.

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“Default Payments” has the meaning ascribed to such term in Article VII hereof.
“Demand Offering Representative” has the meaning ascribed to such term in Section 2.2(a) hereof.
“Demand Underwritten Offering” has the meaning ascribed to such term in Section 2.2(a) hereof.
“Effectiveness Date” means the date that is sixty (60) days after the date on which the Company has received notice from the Investors requesting registration pursuant to Sections 2.1(a) or 2.1(b) hereof, as the case may be, of this Agreement.

“Effectiveness Period” has the meaning ascribed to such term in Section 2.1(c) hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the SEC thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.
“Holders” means any of (i) the Investors, (ii) any Controlled Affiliate of any Investor, and (iii) any other Person that owns, beneficially or otherwise, Registrable Securities.
“Indemnified Party” has the meaning ascribed to such term in Section 6.3 hereof.
“Indemnifying Party” has the meaning ascribed to such term in Section 6.3 hereof.
“Initial Common Stock Registration Statement” has the meaning ascribed to such term in Section 2.1(a) hereof.
“Initial Filing Date” means the date that is thirty (30) days after the date on which the Company has received notice from the Investors requesting registration pursuant to Sections 2.1(a) or 2.1(b) hereof, as the case may be, of this Agreement or, if such date is not a Business Day, the next day that is a Business Day.
“Initial Preferred Stock Registration Statement” has the meaning ascribed to such term in Section 2.1(b) hereof.
“Initial Registration Statement” means an Initial Common Stock Registration Statement or an Initial Preferred Stock Registration Statement.
“Issue Date” means the date on which the shares of Preferred Stock and the Warrants are issued to the Investors pursuant to the Purchase Agreement.
“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.
“Losses” has the meaning ascribed to such term in Section 6.1 hereof.
“Notice and Questionnaire” means a Notice and Questionnaire substantially in the form set forth in Exhibit A hereto.

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“Notice Holder” means a Holder that has duly completed, executed and delivered to the Company a Notice and Questionnaire and who has not thereafter notified the Company that such Holder is no longer a record or beneficial owners of any Registrable Securities.
“Offering” means a Demand Underwritten Offering or a Piggyback Rights Company Offering.
“Offering Launch” for an Offering means the earliest of (i) the filing of a preliminary prospectus (or prospectus supplement) that is intended to be distributed to potential investors in the Offering, (ii) the public announcement of the commencement of the Offering or (iii) if applicable, the entry into a binding agreement to sell securities being sold in the Offering to the underwriters for the Offering.
“Offering Launch Date” for an Offering means the date on which the Offering Launch occurred.
“Offering Notice” has the meaning ascribed to such term in Section 3.1(a) hereof.
“Other Holders” means any Person other than the Holders having rights to require the Company to effect an Underwritten Offering of shares of Common Stock.
“Permitted Free Writing Prospectus” has the meaning ascribed to such term in Article VIII hereof.
“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust or other entity or association, including without limitation any governmental authority.
“Piggyback Rights” has the meaning ascribed to such term in Section 3.1(a) hereof.
“Piggyback Rights Company Offering” has the meaning ascribed to such term in Section 3.1(a) hereof.
“Preferred Stock” has the meaning ascribed to such term in the Recitals to this Agreement.
“Prospectus” means the prospectus included in the applicable Registration Statement, as supplemented by any and all prospectus supplements (including with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement) and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Purchase Agreement” means that certain 4.75% Series B Cumulative Perpetual Preferred Stock and Warrant Purchase Agreement, dated as of February 23, 2022, by and among the Company and the Investors.
“Registrable Common Securities” means (a) any shares of Common Stock issuable or issued upon valid exercise of the Warrants; and (b) any securities paid, issued or distributed in respect of any such securities defined in clause (a) by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; provided, however, that as to any Registrable Common Securities, such securities will irrevocably cease to constitute Registrable Common Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to (x)

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Rule 144 in a transaction following which such securities cease to be “restricted securities” (as defined in Rule 144) or (y) an effective registration statement under the Securities Act; (ii) subsequent to the consummation of a second Demand Underwritten Offering in accordance with the provisions of Section 2.2 hereof, the date on which such securities are eligible to be sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act without compliance with volume limitations or other restrictions; and (iii) the date on which such securities cease to be outstanding.
“Registrable Preferred Securities” means (a) any shares of Preferred Stock that have not been redeemed by the Company for cash or other form of consideration; and (b) any securities paid, issued or distributed in respect of any such securities defined in clause (a) by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; provided, however, that as to any Registrable Preferred Securities, such securities will irrevocably cease to constitute Registrable Preferred Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to (x) Rule 144 in a transaction following which such securities cease to be “restricted securities” (as defined in Rule 144) or (y) an effective registration statement under the Securities Act; (ii) subsequent to the consummation of a second Demand Underwritten Offering in accordance with the provisions of Section 2.2 hereof, the date on which such securities are eligible to be sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act without compliance with volume limitations or other restrictions; and (iii) the date on which such securities cease to be outstanding.
“Registrable Securities” means any Registrable Common Securities and any Registrable Preferred Securities.
“Registration Default” has the meaning ascribed to such term in Article VII hereof.
“Registration Expenses” has the meaning ascribed to such term in Section 5.5(a) hereof.
“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement, and shall include an Initial Registration Statement, WKSI Registration Statement and Subsequent Registration Statement.
“Restricted Parties” has the meaning ascribed to such term in Section 11.2 hereof.
“Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the SEC thereunder.
“Subsequent Registration Statement” has the meaning ascribed to such term in Section 2.1(e) hereof.

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“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to an underwriter or group of underwriters for reoffering to the public.
“Underwritten Offering Demand Request” has the meaning ascribed to such term in Section 2.2(a) hereof.
“Warrants” has the meaning ascribed to such term in the Recitals to this Agreement.
“WKSI Registration Statement” has the meaning ascribed to such term in Section 2.1(a) hereof.
Article II.Shelf Registration and Underwritten Offering Demand Rights.
1.1Shelf Registration.
(a)On or prior to the Initial Filing Date, the Company shall prepare and file, or cause to be prepared and filed, with the SEC a Registration Statement (the “Initial Common Stock Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act (which Registration Statement may be an automatic “shelf” Registration Statement if the Company shall then be a “well-known seasoned issuer” in accordance with the Securities Act (any such Registration Statement, a “WKSI Registration Statement”)) registering the resale from time to time by Holders thereof of all of the Registrable Common Securities. The Company may satisfy the foregoing obligation by, no later than the Initial Filing Date, designating a previously filed WKSI Registration Statement as the Initial Common Stock Registration Statement for the purposes of this Agreement and filing a supplement to the Prospectus included in such WKSI Registration Statement covering the resale of all of the Registrable Common Securities. The Initial Common Stock Registration Statement shall be on Form S-3 or another appropriate form under the Securities Act and shall provide for the registration of such Registrable Common Securities for resale by such Holders in accordance with reasonable and customary methods of distribution elected by the Holders.
(b)On or prior to the Initial Filing Date, the Company shall prepare and file, or cause to be prepared and filed, with the SEC a Registration Statement (the “Initial Preferred Stock Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act (which Registration Statement may be a WKSI Registration Statement if the Company shall then be a “well-known seasoned issuer” in accordance with the Securities Act) registering the resale from time to time by Holders thereof of all of the Registrable Preferred Securities. The Company may satisfy the foregoing obligation by, no later than the Initial Filing Date, designating a previously filed WKSI Registration Statement as the Initial Preferred Stock Registration Statement for the purposes of this Agreement and filing a supplement to the Prospectus included in such WKSI Registration Statement covering the resale of all of the Registrable Preferred Securities. The Initial Preferred Stock Registration Statement shall be on Form S-3 or another appropriate form under the Securities Act and shall provide for the registration of such Registrable Preferred Securities for resale by such Holders in accordance with reasonable and customary methods of distribution elected by the Holders.
(c)The Company will use its reasonable efforts to (i) if an Initial Registration Statement is not a WKSI Registration Statement, cause such Initial Registration Statement to become effective under the Securities Act as promptly as practicable but in any event by the Effectiveness Date or otherwise make available a WKSI Registration Statement for use by

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Holders by the Effectiveness Date and (ii) keep such Initial Registration Statement (or any Subsequent Registration Statement) continuously effective under the Securities Act, and not subject to any stop order, injunction or other similar order or requirement of the SEC, until the date on which all Registrable Securities cease to be Registrable Securities (the “Effectiveness Period”).
(d)If the obligations under Section 2.1(a) or 2.1(b) are satisfied by the filing of a Registration Statement relating to the applicable Registrable Securities, at the time the applicable Initial Registration Statement becomes effective under the Securities Act, each Holder that is a Notice Holder on or prior to the date that is ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in such Initial Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the applicable Registrable Securities in accordance with applicable law. If the Company shall satisfy its obligations under Section 2.1(a) or 2.1(b) through the designation of a previously filed WKSI Registration Statement as the applicable Initial Registration Statement for purposes of this Agreement, each Holder that is a Notice Holder on or prior to the date that is ten (10) Business Days prior to the date the Prospectus thereunder is first made available for use by Notice Holders shall be named as a selling securityholder in such Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the applicable Registrable Securities in accordance with applicable law.
(e)Subject to Section 5.3 hereof, if any Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable efforts to promptly cause such Registration Statement to become effective under the Securities Act, and in any event shall, as promptly as practicable, and in any event not later than (20) days following such cessation of effectiveness, (i) amend such Registration Statement in a manner intended to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or (ii) file an additional Registration Statement (a “Subsequent Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Registration Statement is filed at a time when the Company is a “well-known seasoned issuer,” such Subsequent Registration Statement shall be a WKSI Registration Statement that shall go effective immediately upon filing. If the Company is not then a “well-known seasoned issuer,” the Company shall use its reasonable efforts to (A) cause such Subsequent Registration Statement to become effective under the Securities Act as promptly as practicable after such filing, but in no event later than the date that is ninety (90) days after the date such Subsequent Registration Statement is required by this Section 2.1(e) to be filed with the SEC and (B) keep such Subsequent Registration Statement (or another Subsequent Registration Statement) continuously effective until the end of the Effectiveness Period. Any such Subsequent Registration Statement shall be on Form S-3 or another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with reasonable and customary methods of distribution elected by the Holders.
(f)(i) In order to sell Registrable Securities pursuant to a Registration Statement and related Prospectus, each Holder shall deliver a completed and executed Notice and Questionnaire to the Company prior to any attempted or actual distribution of Registrable Securities under a Registration Statement. From and after the date an Initial Registration Statement becomes effective under the Securities Act, or if the Company designates a WKSI Registration Statement as a Registration Statement for purposes of this Agreement, from and after the date the Prospectus thereunder is first made available for use by Notice Holders, the Company shall, as promptly as reasonably practicable after the date such Holder becomes a Notice Holder, and in any event, subject to clause (B) below, within the later of (x) ten (10) Business Days (or, in the

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case the Company is required to file a post-effective amendment or a Subsequent Registration Statement pursuant to clause (A) below, twenty (20) days) after such date or (y) ten (10) Business Days after the expiration of any Blackout Period that either (I) is in effect when such Holder became a Notice Holder or (II) is put into effect within five (5) Business Days after the date such Holder became a Notice Holder,
(A)    if required by applicable law, file with the SEC a supplement to the related Prospectus or a post-effective amendment to the Registration Statement or file with the SEC a Subsequent Registration Statement and any necessary supplement or amendment to any document incorporated therein by reference and file any other required document with the SEC so that such Notice Holder is named as a selling securityholder in a shelf Registration Statement and the related Prospectus in such a manner as to permit such Notice Holder to deliver a Prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, the Company shall not be required to file more than one (1) supplement to the Prospectus during any month or one (1) amendment to the Registration Statement or one (1) new Registration Statement during any three months.
(B) If pursuant to Section 2.1(f)(i)(A), the Company is required to file a post-effective amendment to the Registration Statement or a Subsequent Registration Statement, the Company shall use commercially reasonable efforts to cause such post-effective amendment or Subsequent Registration Statement, as the case may be, to become effective under the Securities Act as promptly as practicable after its filing, but in no event later than the date that is ninety (90) days after the date such post-effective amendment or Subsequent Registration Statement, as the case may be, is required by this Section 2.1(f) to be filed with the SEC.
(C)    The Company shall provide such Notice Holder a reasonable number of copies of any documents filed pursuant to clause (A) above, it being understood and agreed that delivery of an electronic copy of any such documents shall satisfy the Company’s obligation hereunder unless the Notice Holder notifies the Company that it wishes to receive paper copies.
(D)    The Company shall notify such Notice Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment or Subsequent Registration Statement filed pursuant to clause (A) above.
(E)    If such Holder became a Notice Holder during a Blackout Period, or a Blackout Period is put into effect within five (5) Business Days after the date such Holder became a Notice Holder, the Company shall so inform such Notice Holder and shall take the actions set forth in clauses (A), (B), (C) and (D) above within ten (10) Business Days after expiration of such Blackout Period (subject to the other grace periods set forth in such clauses).
(ii)Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder (regardless of when such Holder became a Notice Holder) shall be named as a selling securityholder in a Registration Statement or related Prospectus in accordance with the requirements of this Section 2.1(f) or Section 2.1(d), as applicable.
1.2Demand Underwritten Offerings.

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(a)At any time while a Registration Statement is effective, any Notice Holder or group of Notice Holders holding a majority of the Registrable Common Securities or Registrable Preferred Securities then outstanding may make written requests (each, an “Underwritten Offering Demand Request”) to the Company for Underwritten Offerings (each, a “Demand Underwritten Offering”) of Registrable Securities included in such Registration Statement; provided, however, that an Underwritten Offering Demand Request may only be made if:
(i)prior to the date of the Underwritten Offering Demand Request, the Company has not effected two Demand Underwritten Offerings in accordance with the provisions of this Agreement; and
(ii)the Registrable Securities requested to be registered (1) have an aggregate then-current market value of $25 million or more or aggregate liquidation preference of $25 million or more (before deducting underwriting discounts and commissions) or (2) constitute all of the then-outstanding Registrable Securities held by the Holders.
Any Underwritten Offering Demand Request will specify (i) the names of the requesting Notice Holders and number of Registrable Securities proposed to be registered on behalf of each such Notice Holder, (ii) the desired Offering Launch Date for the Demand Underwritten Offering, which shall not be less than ten (10) (nor more than fifteen (15)) Business Days following the date on which the Underwritten Offering Demand Request is provided to the Company and (iii) a single Person (the “Demand Offering Representative”) appointed by Notice Holders of a majority of the Registrable Securities proposed, in the Underwritten Offering Demand Request, to be registered who shall serve as the representative of the Notice Holders with respect to the Demand Underwritten Offering.
Subject to Section 2.3, the Company shall have the right to include shares of Common Stock to be sold for its own account or shares owned by Other Holders in a Demand Underwritten Offering.
(b)If an Underwritten Offering Demand Request is received from Notice Holders representing less than all Notice Holders of Registrable Securities, the Company shall within five (5) Business Days of the receipt thereof provide a copy of such Underwritten Offering Demand Request to all other Notice Holders of Registrable Securities.
    The Company shall use its reasonable efforts to include in such Demand Underwritten Offering any Registrable Securities requested to be included by such other Notice Holders of Registrable Securities by notice to the Company provided within five (5) Business Days of the date on which such Underwritten Offering Demand Request was provided to such other Notice Holders of Registrable Securities.

(c)Upon receipt of an Underwritten Offering Demand Request, the Company shall use its reasonable efforts to prepare the applicable offering documents and take such other actions as are set forth in Section 5.1 relating to such Demand Underwritten Offering in order to permit the Offering Launch Date for such Demand Underwritten Offering to occur on the date set forth in the Underwritten Offering Demand Request. The Demand Offering Representative shall have the right, in consultation with the managing underwriters, to determine the actual Offering Launch Date; provided, such date is not less than ten (10) (nor more than fifteen (15)) Business Days after the date on which the Company received the applicable Underwritten Offering Demand Request, unless otherwise agreed to in writing by the Company. The Demand Offering Representative, on behalf of the Notice Holders, will have the right to determine the structure of the offering and negotiate the terms of any underwriting agreement as they relate to

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the Notice Holders, including the number of Registrable Securities to be sold (if not all Registrable Securities offered can be sold at the highest price offered by the underwriters), the offering price and underwriting discount. After consultation with the Company and consideration of the Company’s views, the Demand Offering Representative will also have the right to determine the underwriters (and their roles) in the offering; provided, that the lead underwriter must be a nationally recognized investment banking firm. The Company will coordinate with the Demand Offering Representative in connection with the fulfillment of its responsibilities pursuant to Section 5.1 and will be entitled to rely on the authority of the Demand Offering Representative to act on behalf of all Notice Holders with respect to the Demand Underwritten Offering.
(d)Notwithstanding the foregoing, the Company shall not be obligated to effect, or take any action to effect, a Demand Underwritten Offering for which the proposed Offering Launch Date is scheduled to occur during a period when the Notice Holders are prohibited from selling their Registrable Securities pursuant to lock-up agreements entered into (or that were required to be entered into) in connection with any prior Underwritten Offering conducted by the Company on its own behalf or on behalf of selling stockholders, unless the Notice Holders have obtained the consent of the counterparties to such lock-agreements. The Demand Offering Representative may revoke an Underwritten Offering Demand Request at any time by providing written notice of such revocation to the Company and, for purposes of determining the number of Demand Underwritten Offerings to which the Notice Holders are entitled, an Underwritten Offering Demand Request that was revoked will not count as a Demand Underwritten Offering unless such revocation occurs after the Offering Launch and the Company does not sell any shares of Common Stock for its own account pursuant to such offering.
1.3Priority on Demand Underwritten Offerings. If the managing underwriters of a Demand Underwritten Offering advise the Notice Holders and the Company that the inclusion in such Demand Underwritten Offering of all of the Registrable Securities requested to be included therein would adversely affect the success of such Demand Underwritten Offering, only the full number or amount of Registrable Securities that, in the view of such managing underwriters, can be sold without adversely affecting the success of such Demand Underwritten Offering will be included in such Demand Underwritten Offering and the number or amount Registrable Securities to be included in such Demand Underwritten Offering shall be allocated pro rata among the Notice Holders that have requested Registrable Securities to be included in such Demand Underwritten Offering, on the basis of the number or amount of Registrable Securities requested to be included therein by each such Notice Holder.
No securities to be sold by the Company or for the account of any Other Holder shall be included in a Demand Underwritten Offering pursuant to Section 2.2(a) hereof if the managing underwriters of the Demand Underwritten Offering advise the Holders and the Company that the total number or amount of Registrable Securities requested to be included in such Demand Underwritten Offering, together with such other securities that the Company and any Other Holders propose to include in such Demand Underwritten Offering is such as to adversely affect the success of such Demand Underwritten Offering. In such case, the Company will include in such Demand Underwritten Offering all Registrable Securities requested to be included therein, up to the full number or amount that, in the view of such managing underwriters can be sold without adversely affecting the success of such Demand Underwritten Offering, before including any securities of any other Person (including the Company); and, if, after all Registrable Securities requested to be included therein, the full number or amount of securities of any other Person (including the Company) cannot, in the view of such managing underwriters, be sold without adversely affecting the success of such Demand Underwritten Offering, then the number or amount of such securities of such other Persons (including the

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Company) to be included therein will be allocated pro rata among such other Persons (including the Company).
Article III.Piggyback Underwritten Offering.
1.1Right to Piggyback.
(a)Subject to the terms and conditions of this Agreement, whenever the Company proposes to sell Common Stock in any Underwritten Offering (including any such Underwritten Offering which would also include Registrable Common Securities or Common Stock held by Other Holders, a “Piggyback Rights Company Offering”), at least seven (7) Business Days prior to (i) the Offering Launch Date for such Piggyback Rights Company Offering or (ii) if a Registration Statement is not effective, filing a Registration Statement with respect to a proposed Piggyback Rights Company Offering, the Company shall give written notice of such proposed Piggyback Rights Company Offering to all Notice Holders (the “Offering Notice”), which notice shall offer the Notice Holders the opportunity to include such number of Registrable Common Securities in the Piggyback Rights Company Offering as each such Notice Holder may request. Subject to Section 3.2(a), each Notice Holder will have the right (“Piggyback Rights”) to include in such Piggyback Rights Company Offering (and Registration Statement, if applicable) any Registrable Common Securities requested to be included by such Notice Holder by notice to the Company provided within four (4) Business Days after the Company provides the Offering Notice; provided, that the Company will not be required to include a Notice Holder’s Registrable Common Securities in any such Piggyback Rights Company Offering if such Notice Holder has not provided to the Company, in writing within such four (4) Business Day period, such information regarding such Notice Holder (including such Notice Holder’s ownership of Registrable Common Securities) as the Company may reasonably request in the Offering Notice in accordance with the provisions of Section 5.2, if not previously provided (including in a Notice and Questionnaire). Each Notice Holder that has provided notice to the Company within such four (4) Business Day-period requesting to include any of its Registrable Securities in such Piggyback Rights Company Offering agrees that, if any information contained in the Notice and Questionnaire that it most recently provided to the Company is incorrect, then it will provide a new Notice and Questionnaire within such four (4) Business Day-period, and, in the absence of receiving a new Notice and Questionnaire within such period, the Company will be entitled to assume that all information in the most recent Notice and Questionnaire provided by such Notice Holder is correct. Notwithstanding anything to the contrary, (x) this Section 3.1 will not apply to any offering of preferred securities (other than Preferred Stock), debt securities or debt securities convertible into or exchangeable for, or warrants exercisable for, or other rights to acquire, Common Stock notwithstanding that the related registration statement registers the issuance of Common Stock upon conversion, exchange or exercise of such debt securities, warrants or rights; and (y) no Holder that is not a Notice Holder will have any rights pursuant to this Article III.
(b)Each Holder agrees that such Holder will treat as confidential the receipt of any Offering Notice and shall not disclose or use the information contained in such Offering Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such Holder in breach of the terms of this Agreement.
(c)The Company shall have the right to determine the Offering Launch Date for any Piggyback Rights Company Offering. The Company shall also have the right to determine the structure of the Piggyback Rights Company Offering, the right to determine the underwriters (and their roles) in the Piggyback Rights Company Offering and the right to negotiate the terms of any underwriting agreement (other than those provisions relating to the Holders), including the number of shares to be sold (if not all shares offered can be sold at the highest price offered

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by the underwriters), the offering price and underwriting discount. The Company may determine not to proceed with any Piggyback Rights Company Offering, and the Notice Holders shall be permitted to withdraw any of their Registrable Common Securities included therein, in each case at any time prior to the pricing of such Piggyback Rights Company Offering. The Company shall coordinate with the Notice Holders in connection with the fulfillment of its responsibilities pursuant to Section 5.1.
(d)The Company will not grant any Other Holders with rights to include any securities of such Other Holders in any Demand Underwritten Offering unless such rights are subject to limitations substantially similar to those set forth in Section 3.2.
1.2Priority in Piggyback Underwritten Offerings.
(a)If the managing underwriters of an Underwritten Offering of Common Stock advise the Company and the selling Notice Holders in writing that, in their view, the total number or amount of securities that the Company, such Notice Holders and any Other Holders, as the case may be, propose to include in such Underwritten Offering is such as to adversely affect the success of such Underwritten Offering, then:
(i)if such Underwritten Offering is a Piggyback Rights Company Offering, the Company will include in such Piggyback Registration: (A) first, all securities to be offered by the Company; and (B) second, up to the full number or amount of Registrable Common Securities (or in the case of any Other Holders, Common Stock) requested to be included in such Piggyback Rights Company Offering by the Notice Holders and any Other Holders, allocated pro rata among such holders, on the basis of the amount of securities requested to be included therein by each such holder, so that the total number or amount of securities to be included in such Underwritten Offering is the full number or amount that, in the view of such managing underwriters, can be sold without adversely affecting the success of such Underwritten Offering; and
(ii)if such Underwritten Offering is either (x) an Underwritten Offering for the account of Other Holders in which the Company is not selling Common Stock; or (y) an Underwritten Offering for the account of Other Holders pursuant to a contractual demand request by such Other Holders, and in which Underwritten Offering the Company is also offering for sale any of its Common Stock, then the Company will include in such Piggyback Registration: (A) first, all securities to be offered by such Other Holders; and (B) second, up to the full number or amount of Registrable Common Securities requested to be included in such Piggyback Rights Company Offering by the Notice Holders and up to the full number or amount of shares of Common Stock, if any, proposed to be sold by the Company pursuant to such Underwritten Offering, allocated pro rata among such Notice Holders and the Company, on the basis of the amount of securities requested to be included therein by each such Notice Holders and the Company, as applicable, so that the total number or amount of securities to be included in such Underwritten Offering is the full number or amount that, in the view of such managing underwriters, can be sold without adversely affecting the success of such Underwritten Offering.
(b)If so requested (pursuant to a written notice received prior to the applicable Offering Launch) by the managing underwriters in any Underwritten Offering, Holders participating in such Underwritten Offering will agree not to (i) effect any public sale or distribution (or any other type of sale as the managing underwriters reasonably determine is appropriate in order to not adversely affect the Underwritten Offering) of any Registrable Securities (but excluding any Registrable Securities included in such Underwritten Offering) or

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(ii) deliver any Underwritten Offering Demand Request, during the period commencing on the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf registration”) and continuing for not more than ninety (90) days (or such additional number of days as the managing underwriters reasonably determine is appropriate in order to not adversely affect the Underwritten Offering) following the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf registration”). In the event of such a request, the Company may impose, during such period, appropriate stop-transfer instructions with respect to the Registrable Securities subject to such restrictions.
Article IV.Blackout Period.
1.1Blackout. Notwithstanding anything contained in Articles II or III hereof to the contrary, if the Company determines in good faith that the registration and distribution of Registrable Securities would require disclosure of material nonpublic information that the Company has a bona fide business purpose for not disclosing, the Company will promptly give the Holders notice of such determination (but not of the material nonpublic information or business purpose) and will be entitled to postpone the preparation, filing, effectiveness or use of or suspend the effectiveness of a Registration Statement for a reasonable period of time not to exceed ninety (90) days in any single instance.
1.2Blackout Period Limits. Notwithstanding anything contained in this Article IV to the contrary, in no event shall the number of days included in all Blackout Periods during any consecutive twelve (12)-month period exceed an aggregate of one hundred twenty (120) days.
Article V.Procedures and Expenses.
1.1Registration Procedures. In connection with the Company’s registration obligations pursuant to Articles II and III hereof, the Company will use its reasonable efforts to effect such registrations to permit the sale of Registrable Securities by a Holder in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as promptly as reasonably practicable:
(a)prepare and file with the SEC a Registration Statement on an appropriate form under the Securities Act available for the sale of the Registrable Securities by the selling Holders in accordance with the intended method or methods of distribution thereof; provided, however, that the Company will, before filing, furnish to each selling Holder and the managing underwriters, if any, copies of the Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) proposed to be filed and provide each selling Holder, the managing underwriters, if any, and their counsel with a reasonable opportunity to comment on such Registration Statement or Prospectus or amendments or supplements thereto;
(b)furnish, at its expense, to the selling Holders and the managing underwriters, if any, such number of conformed copies of the Registration Statement and each amendment thereto, of the Prospectus and each supplement thereto, and of such other documents as the selling Holders reasonably may request from time to time;
(c)prepare and file with the SEC any amendments and post-effective amendments to the Registration Statement as may be necessary and any supplements to the Prospectus as may be required or appropriate, in the view of the Company and its counsel, by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act to keep the Registration Statement effective until the earlier of (i) such time as all Registrable Securities covered by the Registration Statement are disposed of in accordance with the intended

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plan of distribution set forth in the Registration Statement or supplement to the Prospectus and (ii) the expiration of the Effectiveness Period;
(d)promptly following its actual knowledge thereof, notify the selling Holders and the managing underwriters, if any, and their counsel:
(i)when a Registration Statement, Prospectus, Issuer Free Writing Prospectus or any supplement or amendment thereto has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective;
(ii)of any request by the SEC or any other governmental authority for amendments or supplements to a Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information;
(iii)of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iv)of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(v)of the occurrence of any event which makes any statement made in the Registration Statement or Prospectus or any Issuer Free Writing Prospectus untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus, Issuer Free Writing Prospectus or other documents so that it will not include an untrue statement of a material fact or omit to state any material fact required (in the case of the Registration Statement only) or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and
(vi)to the extent not covered by Section 5.1(d)(v), of the Company’s reasonable determination that a post-effective amendment to a Registration Statement is necessary;
(e)use its reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable date;
(f)prior to any public offering of Registrable Securities, register or qualify and cooperate with the selling Holders, the managing underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the selling Holders or the managing underwriters reasonably request in writing and maintain each registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such selling Holders or the underwriters, if any, to consummate any disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction in which it is

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not then so qualified or take any action which would subject it to general service of process or material taxation in any jurisdiction in which it is not then so subject;
(g)as promptly as practicable upon the occurrence of any event contemplated by Section 5.1(d)(v) hereof or any determination by the Company contemplated by Section 5.1(d)(vi) hereof, prepare (and furnish, at its expense, to the selling Holders and the managing underwriters, if any, a reasonable number of copies of) a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus (including by means of an Issuer Free Writing Prospectus), or file any other required document so that, in the case of Section 5.1(d)(v), the Registration Statement and, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus or Issuer Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required (in the case of the Registration Statement only) or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in the case of Section 5.1(d)(vi), the post-effective amendment to the Registration Statement is effected in the manner determined necessary by the Company;
(h)in the case of an Underwritten Offering, enter into customary agreements (including an underwriting agreement) and take other actions reasonably necessary to expedite the disposition of the Registrable Securities, and in connection therewith:
(i)use its reasonable efforts to obtain opinions of counsel to the Company (such counsel being reasonably satisfactory to the managing underwriters, if any) and updates thereof covering matters customarily covered in opinions of counsel requested in Underwritten Offerings, addressed to the underwriters;
(ii)use its reasonable efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company addressed to the underwriters, if any, covering matters customarily covered in “comfort” letters in connection with Underwritten Offerings;
(iii)provide officers’ certificates and other customary closing documents reasonably requested by the managing underwriters; and
(iv)if so requested (pursuant to a notice received prior to the applicable Offering Launch) by the managing underwriters for the Underwritten Offering relating thereto, subject to customary exceptions, agree not to effect any underwritten public sale or distribution of any securities that are the same as, or similar to, the Registrable Securities to be included in the Underwritten Offering, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities to be included in the Underwritten Offering, during a period specified by the managing underwriters not to exceed ninety (90) days.
(i)upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative of each selling Holder and the managing underwriters, if any, participating in any disposition of Registrable Securities and attorneys or accountants retained by any selling Holder or any underwriter, customary due diligence information; provided, however, that for the avoidance of doubt any information supplied hereunder is subject to Section 11.2 hereof;
(j)use its reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act; provided, that the

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Company will be deemed to have complied with this Section 5.1(j) if it has satisfied the provisions of Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act);
(k)use its reasonable efforts to:
(i)cause all Registrable Common Securities (without regard to any proviso in such definition) to be listed on the New York Stock Exchange (or such other national securities exchange on which shares of Common Stock are listed and traded from time to time);
(ii)upon the reasonable request of the Holders of Preferred Stock, cause all Registrable Preferred Securities (without regard to any proviso in such definition) to be listed on the New York Stock Exchange (or such other national securities exchange on which shares of Common Stock are listed and traded from time to time); and
(iii)in respect of a listing referred to in the foregoing clause (i) and, if applicable, clause (ii), to maintain such listing;
(l)use its reasonable efforts to procure the cooperation of the Company’s transfer agent or The Depository Trust Company, as applicable, in settling any offering or sale of Registrable Securities; and
(m)cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA, including the retention of a “Qualified Independent Underwriter” (as defined in FINRA Rule 5121(f)(12)) and the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC.
1.2Information from Holders.
(a)Each selling Holder shall furnish to the Company the information set forth in the Notice and Questionnaire and such other information regarding such Holder and its plan and method of distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing. The Company may refuse to proceed with the registration of such Holder’s Registrable Securities if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request.
(b)Each selling Holder will promptly: (i) following its actual knowledge thereof, notify the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, Issuer Free Writing Prospectus or other Free Writing Prospectus, or in any Notice and Questionnaire previously provided by such Holder, regarding such selling Holder, untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or Free Writing Prospectus so that, in such regard, it will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus.

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1.3Suspension of Disposition.
(a)Each selling Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the occurrence of any event of the type described in Sections 5.1(d)(ii), 5.1(d)(iii), 5.1(d)(iv), 5.1(d)(v) or 5.1(d)(vi) hereof, such Holder will discontinue disposition of Registrable Securities covered by a Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 5.1(g) hereof or until it is advised by the Company that the use of the applicable Prospectus or Free Writing Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Free Writing Prospectus. The Company shall be required to provide to the Holders copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 5.1(g) hereof or to take such actions as are necessary so as to enable the Company to advise Holders that the use of the applicable Prospectus or Free Writing Prospectus may be resumed and to provide to Holders copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Free Writing Prospectus within one hundred twenty (120) calendar days of the date on which it provides notice to Holders of any event of the type described in Sections 5.1(d)(ii), 5.1(d)(iii), 5.1(d)(iv), 5.1(d)(v) or 5.1(d)(vi) hereof.
(b)Each selling Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the determination by the Company specified in Section 4.1 hereof, such selling Holder will discontinue disposition of Registrable Securities covered by a Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until the earlier to occur of the Holder’s receipt of (i) copies of a supplemented or amended Prospectus or Issuer Free Writing Prospectus describing the event giving rise to the aforementioned suspension and (ii) (A) notice from the Company that the use of the applicable Prospectus or Issuer Free Writing Prospectus may be resumed and (B) copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Issuer Free Writing Prospectus.
1.4[Reserved.]
1.5Registration Expenses.
(a)All fees and expenses incurred by the Company in complying with Articles II and III hereof and Section 5.1 hereof (collectively, “Registration Expenses”) will be borne by the Company, whether or not any Registration Statement is filed or becomes effective. These fees and expenses will include, without limitation: (i) all registration, filing and qualification fees (including fees and expenses with respect to any FINRA registration or filing); (ii) printing, duplicating and delivery expenses; (iii) fees and disbursements of counsel for the Company; (iv) fees and expenses of complying with state securities or “blue sky” laws (including the fees and expenses of any local counsel in connection therewith); (v) fees and disbursements of all independent certified public accountants referred to in Section 5.1(h)(ii) hereof (including the expenses of any special audit and “comfort” letters required by or incident to such performance); and (vi) fees and expenses in connection with listing the Registrable Securities on the New York Stock Exchange or such other securities exchange on which the Common Stock may then be listed, if applicable.
(b)In connection with the filing of each Registration Statement in which the Holders are named as selling securityholders and each Underwritten Offering, the Company shall pay the reasonable fees and out-of-pocket expenses of one law firm retained by all Holders, considered

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collectively, within ten (10) Business Days of presentation of a detailed invoice to the Company, in an amount not to exceed $20,000 in the case of the filing of a Registration Statement and $100,000 in the case of an Underwritten Offering.
(c)Notwithstanding anything contained herein to the contrary, all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities will be borne by the Holder owning such Registrable Securities.
Article VI.Indemnification.
1.1Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder owning Registrable Securities registered pursuant to this Agreement, such Holder’s Affiliates, such Holder’s and its Affiliates’ officers, directors, managers, partners, members, stockholders, employees, advisors, agents and other representatives, and each Person who controls such Holder or such Affiliate (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, claims, damages, liabilities, costs (including without limitation reasonable attorneys’ fees and disbursements) and expenses (collectively, “Losses”) incurred by such party, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus or any other document used in connection with the offering of the Registrable Securities contemplated hereunder, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by or on behalf of such Holder or any of its Affiliates expressly for use therein, or arising out of or based upon any other violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation thereunder applicable to the Company. The indemnity provided in this Section 6.1 shall survive any transfer or disposal of the Registrable Securities by the Holders.
1.2Indemnification by Holders. In the event of the filing of any registration statement relating to the registration of any Registrable Securities, each Holder (severally and not jointly) will indemnify and hold harmless, to the fullest extent permitted by law, the Company, its Affiliates, officers, directors, managers, partners, members, stockholders, employees, advisors, agents and other representatives, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus or any other document used in connection with the offering of the Registrable Securities contemplated hereunder, or arising out of or based upon any omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information so furnished in writing by or on behalf of such Holder or any of its Affiliates to the Company expressly for use in such Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus. In no event will the liability of any Holder be greater in amount than the dollar amount of the net proceeds (after any discounts, commissions, transfer taxes, fees and expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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1.3Conduct of Indemnification Proceedings. If any Person becomes entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party will give prompt notice to the party from which indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any action or proceeding with respect to which the Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. If such an action or proceeding is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the Indemnified Party promptly after receiving the notice referred to in the immediately preceding sentence, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless (a) the employment of the counsel has been authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has not employed counsel to take charge of such action or proceeding within a reasonable time after notice of commencement thereof or (c) the Indemnified Party reasonably concludes, based upon the opinion of counsel, that there are defenses or actions available to it which are different from or in addition to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses or actions available to the Indemnified Party. If any of the events specified in clause (a), (b) or (c) of the immediately preceding sentence are applicable, then the reasonable fees and expenses of separate counsel for the Indemnified Party will be borne by the Indemnifying Party; provided, however, that in no event will the Indemnifying Party be liable for the fees and expenses of more than one separate firm for all Indemnified Parties. If, in any case, the Indemnified Party employs separate counsel, the Indemnifying Party will not have the right to direct the defense of the action or proceeding on behalf of the Indemnified Party. All fees and expenses required to be paid to the Indemnified Party pursuant to this Article VI will be paid periodically during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the Indemnifying Party in respect of any particular Loss that is incurred. Notwithstanding anything contained in this Section 6.3 to the contrary, an Indemnifying Party will not be liable for the settlement of any action or proceeding effected without its prior written consent (which consent will not be unreasonably withheld). The Indemnifying Party will not, without the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Article VI, unless such judgment, settlement or other termination (i) provides solely for the payment of money, (ii) includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder and (iii) does not include any statement as to as to an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.
1.4Contribution, etc.
(a)If the indemnification provided for in this Article VI is unavailable to an Indemnified Party under Sections 6.1 or 6.2 hereof in respect of any Losses or is insufficient to hold the Indemnified Party harmless, then each applicable Indemnifying Party (severally and not jointly), in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of the Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and

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the Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in the Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, the Indemnifying Party or Indemnifying Parties or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.
(b)The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything contained in this Section 6.4 to the contrary, an Indemnifying Party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the total net proceeds (after any discounts, commissions, transfer taxes, fees and expenses) received by such Holder upon the sale of the Registrable Securities exceeds the amount of any damages which such selling Holder has, in the aggregate, otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Article VII.Default Payment.
If (a) any Registration Statement or Prospectus (or supplement thereto) is not filed within the time periods specified herein, (b) any Registration Statement is not declared effective by the SEC or does not otherwise become effective on or prior to its required effectiveness date, or (c) after it has become effective, such Registration Statement or related Prospectus ceases for any reason to be effective and available to the Notice Holders as to all Registrable Securities to which it is required to cover ((in each case, except as specifically permitted herein) (each, a “Registration Default”)), then the Company shall make a special payment (the “Default Payments”) to Notice Holders of Preferred Stock then outstanding in an amount equal to 1.50% per annum of the liquidation preference of each share of Preferred Stock, payable in cash. Special payments shall accrue from the date of the applicable Registration Default until such Registration Default has been cured, and shall be payable quarterly in arrears on each January 15, April 15, July 15 and October 15 following such Registration Default to the record holder of the Preferred Stock on the date that is 15 days prior to such payment date, until paid in full. Special payments payable in respect of any Registration Default shall be computed on the basis of a 360-day year consisting of twelve (12) thirty (30)-day months. Special payments shall be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may have occurred and be continuing. Notwithstanding anything in this Article VII to the contrary, (i) in no event shall a Registration Default be deemed to have occurred and be continuing during any Blackout Period permitted hereunder and (ii) the Company shall not be liable for special payments under this Agreement as to any Registrable Securities which are not permitted by the SEC to be included in a Registration Statement. The Company shall have no liability to any Holder of Preferred Stock for monetary damages with respect to any Registration Default with respect to Registrable Preferred Securities other than the Default Payments provided for in this Article VII (it being understood that nothing in this sentence affects the remedies in respect of any Registration Default with respect to Registrable Common Securities).
Article VIII.Free Writing Prospectuses.

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Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of Common Stock or Preferred Stock without the prior written consent of the Company and, in connection with any Underwritten Offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.
Article IX.Rule 144.
To the extent the following actions by the Company will make available to any Holder the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to (a) use its reasonable efforts to file with the SEC in a timely manner (after giving effect to all applicable grace periods) all reports and other documents referred to in Rule 144(c) to the extent the Company is then subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act; (b) furnish to any Holder promptly upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 or a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on the SEC’s website); and (c) take such other actions as may be reasonably required by the Company’s transfer agent to consummate any resale of Registrable Securities in accordance with the terms and conditions of Rule 144 and this Agreement.
Article X.Participation in Underwritten Offerings.
Notwithstanding anything contained herein to the contrary, no Person may participate in any Underwritten Offering pursuant to this Agreement unless that Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents reasonably required under the terms of such underwriting arrangements.
Article XI.Miscellaneous.
1.1Notices. All notices and other communications in connection with this Agreement shall be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):
(a)If to the Company:
Kennedy-Wilson Holdings, Inc.
151 S. El Camino Drive
Beverly Hills, CA 90212
Email: mwindisch@kennedywilson.com and ilee@kennedywilson.com
Attention: Matthew Windisch and In Ku Lee
with a copy to:

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Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA 90071
Email: julian.kleindorfer@lw.com
Attention: Julian Kleindorfer
(b)If to the Investors:
c/o Hamblin Watsa Investment Counsel Ltd.
95 Wellington Street West, Suite 802
Toronto, ON, Canada M5J 2N7
Email: GeneralCounsel@fairfax.ca
Attention: General Counsel
with a copy to:
Shearman & Sterling LLP
Commerce Court West
199 Bay Street, Suite 4405
P.O. Box 247
Toronto, ON, Canada M5L 1E8
Email: JLehner@Shearman.com
Attention: Jason Lehner
(c)If to any Holder (other than an Investor), to such Holder’s address on file with the Company’s transfer agent.
1.2Confidentiality. Each Holder will, and will cause its officers, directors, employees, legal counsel, accountants, financial advisors and other representatives (the “Restricted Parties”) to, hold in confidence any material nonpublic information received by them pursuant to this Agreement, including without limitation any material nonpublic information included in any Registration Statement, Prospectus or Issuer Free Writing Prospectus proposed to be filed with the SEC (until such Registration Statement, Prospectus or Issuer Free Writing Prospectus has been filed) or provided pursuant to Section 5.1(i) hereof. This Section 11.2 shall not apply to any information which: (a) is or becomes generally available to the public other than as a result of a non-permitted disclosure; (b) was already in the Holder’s possession from a non-confidential source prior to its disclosure by the Company; (c) is or becomes available to the Holder on a non-confidential basis from a source other than the Company; provided, that such source is not known by the Holder to be bound by confidentiality obligations; or (d) is required to be disclosed by law, an order of a court or by rules and regulations of an applicable regulatory authority. In the case of proposed disclosure pursuant to (d) above, such Person shall, to the extent permitted by applicable law, be required to give the Company written notice of the proposed disclosure prior to such disclosure and to cooperate with the Company, at the Company’s cost, in any effort the Company undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with this provision, the Restricted Parties will furnish only that portion of such information that the Restricted Parties are advised by legal counsel is legally required and will exercise their commercially reasonable efforts, at the Company’s expense, to obtain an order or other reliable assurance that confidential treatment will be accorded such information.
1.3Third Party Beneficiaries. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of the Holders and their respective successors and assigns,

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including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Holders in compliance with any restrictions on transfer or assignment. Notwithstanding the foregoing or anything to the contrary herein, unless any such successor or assign shall have executed and delivered to the Company a Notice and Questionnaire (including a checkmark in question no. 10 thereof) promptly following such acquisition of Registrable Securities which contains such successor’s or assign’s express acknowledgment that it will comply with the provisions of Section 11.2 hereof, such successor or assign shall not be entitled to the benefits of this Agreement set forth in the following sentence (and shall, for such purposes, be deemed not to be a Holder or a Notice Holder). Such benefits are set forth in the following provisions of this Agreement: (a) the first and third sentences of Section 2.1(b); (b) Article III; (c) the proviso to Section 5.1(a); and (d) Article VII. Except as provided in this Section 11.3, each such successor and assign will be deemed to be a “Holder” hereunder. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the Holders from time to time any rights or remedies under this Agreement.
1.4Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties shall continue in full force and effect. The Preamble and the Recitals are a part of this Agreement.
1.5Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Holders holding a majority of the Registrable Securities and the Company or, in the case of a waiver, by the party waiving compliance. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement. In addition, a waiver of Piggyback Rights (or any other rights under Article III) with respect to any single Piggyback Rights Company Offering will be effective if reflected in a written instrument executed by Notice Holders holding a majority of the total number of Registrable Common Securities then outstanding and held by Notice Holders (and, for these purposes, the Company will be entitled to assume as true all information contained in the Notice and Questionnaires theretofore delivered by Holders to the Company to the extent such Holders have not subsequently notified the Company to the contrary). No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.
1.6Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be

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reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.
1.7Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
1.8Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
1.9MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.
1.10Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
1.11Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.
KENNEDY-WILSON HOLDINGS, INC.,
a Delaware corporation

By:    /s/ Matt Windisch
    Name: Matt Windisch
    Title: Executive Vice President

[Signature Page to the Registration Rights Agreement]
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ZENITH INSURANCE COMPANY,
by its investment manager,
Hamlin Watsa Investment Counsel Ltd.

By:    /s/ Peter Clarke
Name: Peter Clarke
Title: Chief Risk Officer

ODYSSEY REINSURANCE COMPANY,
by its investment manager,
Hamlin Watsa Investment Counsel Ltd.

By:    /s/ Peter Clarke
Name: Peter Clarke
Title: Chief Risk Officer

HUDSON INSURANCE COMPANY,
by its investment manager,
Hamlin Watsa Investment Counsel Ltd.

By:    /s/ Peter Clarke
Name: Peter Clarke
Title: Chief Risk Officer

HUDSON EXCESS INSURANCE COMPANY,
by its investment manager,
Hamlin Watsa Investment Counsel Ltd.

By:    /s/ Peter Clarke
Name: Peter Clarke
Title: Chief Risk Officer

TRUSTEES OF NEWLINE SYNDICATE 1218,
by its investment manager,
Hamlin Watsa Investment Counsel Ltd.

By:    /s/ Peter Clarke
Name: Peter Clarke
Title: Chief Risk Officer

NEWLINE INSURANCE COMPANY LIMITED,
by its investment manager,
Hamlin Watsa Investment Counsel Ltd.

By:    /s/ Peter Clarke
[Signature Page to the Registration Rights Agreement]
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Name: Peter Clarke
Title: Chief Risk Officer

UNITED STATES FIRE INSURANCE COMPANY,
by its investment manager,
Hamlin Watsa Investment Counsel Ltd.

By:    /s/ Peter Clarke
Name: Peter Clarke
Title: Chief Risk Officer

THE NORTH RIVER INSURANCE COMPANY,
by its investment manager,
Hamlin Watsa Investment Counsel Ltd.

By:    /s/ Peter Clarke
Name: Peter Clarke
Title: Chief Risk Officer

NORTHBRIDGE GENERAL INSURANCE CORPORATION,
by its investment manager,
Hamlin Watsa Investment Counsel Ltd.

By:    /s/ Peter Clarke
Name: Peter Clarke
Title: Chief Risk Officer

FEDERATED INSURANCE COMPANY OF CANADA,
by its investment manager,
Hamlin Watsa Investment Counsel Ltd.

By:    /s/ Peter Clarke
Name: Peter Clarke
Title: Chief Risk Officer
[Signature Page to the Registration Rights Agreement]

|US-DOCS\129755711.9||

SCHEDULE I

Investors

1.Zenith Insurance Company
2.Odyssey Reinsurance Company
3.Hudson Insurance Company
4.Hudson Excess Insurance Company
5.Trustees of Newline Syndicate 1218
6.Newline Insurance Company Limited
7.United States Fire Insurance Company
8.The North River Insurance Company
9.Northbridge General Insurance Corporation
10.Federated Insurance Company of Canada
Schedule I
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EXHIBIT A
Form of Notice and Questionnaire

The undersigned beneficial holder of Registrable Securities (as defined in the Registration Rights Agreement referred to below) of Kennedy-Wilson Holdings, Inc. (the “Company”) understands that the Company has filed, or intends to file, with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) as to which Registrable Securities may be required to be included pursuant to the terms of that certain registration rights agreement (the “Registration Rights Agreement”), dated as of March 8, 2022, among the Company and the Investors named therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

In order to be named as a selling stockholder in, and to sell or otherwise dispose of any Registrable Securities pursuant to, the Registration Statement, and in order to be entitled to receive notices with respect to Piggyback Rights, the undersigned beneficial owner of Registrable Securities (the “Selling Securityholder”) hereby gives notice to the Company of the information set forth below. The Selling Securityholder, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

1.    Selling Securityholder information:

(a)    Full legal name of Selling Securityholder:

(b)    Full legal name of registered holder (if not the same as (a) above) through which the Registrable Securities listed in Item 3 below are held:

(c)    Full legal name of Depository Trust Company participant (if applicable and if not the same as (b) above) through which the Registrable Securities listed in Item 3 below are held:

(d)    Taxpayer identification or social security number of Selling Securityholder:

2.    Address for notices to Selling Securityholder:

Telephone:

Fax:

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E-mail address:

Contact person:

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3.    Beneficial ownership of Registrable Securities:

State the type of Registrable Securities (Preferred Stock or Common Stock) and the number of shares of Preferred Stock or Common Stock, as applicable, beneficially owned by you. Check any of the following that applies to you.

☐    I own Preferred Stock:

Number of shares:

CUSIP No(s).:

☐    I own shares of Common Stock that were issued upon valid exercise of the Warrants:

Number of shares:

CUSIP No(s).:

4.    Beneficial ownership of other securities of the Company owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed in Item 3 above.

(a)    Type and amount of other securities beneficially owned by the Selling Securityholder:

(b)    CUSIP No(s). of the other securities listed in (a) beneficially owned:

5.    Relationships with the Company:

(a)    Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or had any other material relationship with the Company (or its predecessors or affiliates) during the past three years?

☐    Yes.

☐    No.

(b)    If your response to (a) above is “Yes,” please state the nature and duration of your relationship with the Company:

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7.    Broker-dealers and their affiliates:

The Company may have to identify the Selling Securityholder as an underwriter in the Registration Statement or related prospectus if:

•the Selling Securityholder is a broker-dealer and did not receive the Registrable Securities as compensation for underwriting activities or investment banking services or as investment securities; or
•the Selling Securityholder is an affiliate of a broker-dealer and either (1) did not acquire the Registrable Securities in the ordinary course of business; or (2) at the time of its purchase of the Registrable Securities, had an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities.

Persons identified as underwriters in the Registration Statement or related prospectus may be subject to additional potential liabilities under the Securities Act and should consult their legal counsel before submitting this Notice and Questionnaire.

(a)    Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐    Yes.

☐    No.

(b)    If your response to (a) above is “No,” are you an “affiliate” of a broker-dealer that is registered pursuant to Section 15 of the Exchange Act?

☐    Yes.

☐    No.

For the purposes of this Item 7(b), an “affiliate” of a registered broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer.

(c)    Did you acquire the securities listed in Item 3 above in the ordinary course of business?
☐    Yes.

☐    No.

(d)    At the time of your purchase of the securities listed in Item 3 above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐    Yes.

☐    No.

(e)    If your response to (d) above is “Yes,” please describe such agreements or understandings:

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(f)    Did you receive the securities listed in Item 3 above as compensation for underwriting activities or investment banking services or as investment securities?

☐    Yes.

☐    No.

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(g)    If your response to (f) above is “Yes,” please describe the circumstances:

8.    Nature of beneficial ownership:

The purpose of this section is to identify the ultimate natural person(s) or publicly held entity(ies) that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(a)    Is the Selling Securityholder a natural person?

☐    Yes.

☐    No.

(b)    Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of an entity that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐    Yes.

☐    No.

(c)    Is the Selling Securityholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

☐    Yes.

☐    No.

(d)    If the Selling Securityholder is a subsidiary of such an investment company, please identify the investment company:

(e)    Identify below the name of each natural person or entity that has sole or shared investment or voting control over the securities listed in Item 3 above:

***PLEASE NOTE THAT THE COMMISSION REQUIRES THAT THESE NATURAL PERSONS AND ENTITIES BE NAMED IN THE PROSPECTUS***

9.    Securities received from named selling securityholder:

(a)    Did you receive your Registrable Securities listed above in Item 3 as a transferee from selling securityholder(s) previously identified in the Registration Statement?

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☐    Yes.

☐    No.

(b)    If your response to (a) above is “Yes,” please answer the following two questions:

(i)    Did you receive such Registrable Securities listed above in Item 3 from the named selling securityholder(s) prior to the effectiveness of the Registration Statement?

☐    Yes.

☐    No.

(ii)    Identify below the names of the selling securityholder(s) from whom you received the Registrable Securities listed above in Item 3 and the date on which such securities were received.

10.    Benefit of Demand Underwritten Offerings, Piggyback Rights and Certain Other Rights:

In order for the Holder to be entitled to benefits of the Registration Rights Agreement which would necessitate the Company to divulge to the Holder information concerning the proposed filing of a Registration Statement with the SEC or a proposed offering of Registrable Securities in advance of such filing or a public announcement of such offering, including with respect to Demand Underwritten Offerings and Piggyback Rights, all as further set forth in Section 11.3 of the Registration Rights Agreement, please check the box below:

☐ The undersigned agrees that it will treat as confidential the receipt of any materials provided to it pursuant to (i) the first and third sentences of Section 2.2(b); (b) Article III; and (c) the proviso to Section 5.1(a) of the Registration Rights Agreement and shall not disclose or use the information contained in the same without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the undersigned in breach of the terms of this agreement.

If you need more space for your responses, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.

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In Witness Whereof the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent, and hereby agrees to be bound by the terms of the Registration Rights Agreement to the same extent as if the undersigned were named as a “Holder” thereunder.

Dated:            Beneficial owner:

    By:

    Name:

    Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE
AND QUESTIONNAIRE TO KENNEDY-WILSON HOLDINGS, INC. AT:

Kennedy-Wilson Holdings, Inc.
151 S. El Camino Drive
Beverly Hills, CA 90212
Email: mwindisch@kennedywilson.com and ilee@kennedywilson.com
Attention: Matthew Windisch and In Ku Lee

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